Exhibit 10.6

Business Transfer Agreement

Syla Brain Co., Ltd. (“Brain”) and Syla Co., Ltd. (“Syla”), subsidiaries of Syla Technologies Co., Ltd. (“Technologies”), and Getworks co., ltd. (“Getworks”; together with Brain and Syla, collectively referred to herein as the “Parties” and individually as a “Party”) enter into this BUSINESS TRANSFER AGREEMENT as of January 20, 2023 (this “Agreement”) concerning the transfer of crypto-asset mining machine business of Brain and Syla (as described in Appendix 1, the “Business”) to Getworks as follows:

1.	Business Transfer

1.1	Subject to the terms and conditions herein, Brain and Syla shall transfer the Business to Getworks, and cause other companies holding the Business which are Affiliates (as defined below) of Technologies (if any; the “Other Holders” and together with Brain and Syla, the “Sellers”) to transfer the Business to Getworks as of January 23 (the “Closing Date”). For purposes herein, “Affiliate” means any entity which directly or indirectly Controls, is Controlled by, or is under common Control with Technologies, with “Control” meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract, or otherwise, with “Controlled”, “Controlling” and “under common Control with” have correlative meaning.

1.2	Getworks shall pay the amount set forth in Appendix 1 (the “Transfer Proceeds”) to Brain and Syla as of the Closing Date.

1.3	On the Closing Date, Brain and Syla shall take the following actions, and cause the Other Holders to take them in the same manner:

1.3.1	Sellers deliver tangible assets in the Business to Getworks;

1.3.2	Sellers take all necessary actions to transfer assets in the Business to Getworks including real estate or intellectual property transfer registration;

1.3.3	Sellers take all necessary actions to assign liabilities and agreements in the Business to Getworks such as obtaining consents or deemed consents from the creditors and counterparties; and

1.3.4	Sellers share all information related to the Business with Getworks.

1.4	The Parties acknowledge that no officer or employee of the Buyers dealing with the Business moves to Getworks upon transfer of the Business.

1.5	The Parties shall take all necessary corporate action to authorize execution of this Agreement, performance of obligations hereunder, and consummation of transfer of Business by the Closing Date.

2.	Conditions Precedent

2.1	The obligations of Brain and Syla to consummate transfer of the Business are subject to the satisfaction of the following conditions as of the Closing Dates:

2.1.1	Each of the representations and warranties of Getworks in Section 3.2 are true and correct in all material respects as of the Closing Date; and

2.1.2	Getworks has performed or complied in all material resects with all obligations and covenants required by this Agreement to be performed or complied with at or prior to the Closing Date.

2.2	The obligations of Getworks to consummate transfer of the Business are subject to the satisfaction of the following conditions as of the Closing Dates:

2.2.1	Each of the representations and warranties of Brain and Syla in Section 3.1 are true and correct in all material respects as of the Closing Date; and

2.2.2	Brain and Syla have performed or complied in all material resects with all obligations and covenants required by this Agreement to be performed or complied with at or prior to the Closing Date.

3.	Representations and Warranties

3.1	Brain and Syla represent and warrant that the statements in each item below are true and correct as of the date of this Agreement and the Closing Date.

3.1.1	Each of the Sellers is a kabushiki kaisha duly organized and validly existing under the laws of Japan and have all requisite power and authority to own its assets, to carry out its business, to enter into this Agreement and to perform its obligations under this Agreement;

3.1.2	The execution of this Agreement and the performance of their obligations pursuant to the terms of this Agreement and the consummation of the transactions contemplated by this Agreement by the Sellers are within its scope of business of each of the Sellers, and each of the Sellers has taken all necessary action required under the laws and by the articles of incorporation and other internal rules of each of the Sellers, for the execution of this Agreement and the performance of its obligations pursuant to the terms of this Agreement and the consummation of the transactions contemplated by this Agreement;

3.1.3	This Agreement, upon the execution, constitutes a legal, valid and binding obligation of each of the Sellers, enforceable against them in accordance with the terms of this Agreement, except to the extent enforcement thereof may be limited by applicable bankruptcy, insolvency or other laws affecting the enforcement of creditors’ rights or by the principles governing the availability of equitable remedies;

3.1.4	No authorization, approval, consent or certification by, or registration or filing with or notice to, any governmental authority or any third party is required in connection with the execution of this Agreement and the performance of its terms and the consummation of the transactions contemplated by this Agreement by each of the Sellers;

3.1.5	Neither the execution of this Agreement, nor the performance of its obligations pursuant to the terms of this Agreement nor the consummation of the transactions contemplated by this Agreement by each of the Sellers will conflict with or result in a breach of, any provisions of any law or the articles of incorporation or any other internal rules of each of the Sellers, or any agreement to which each of the Sellers is a party or by which each of the Sellers or any of its assets is affected;

3.1.6	There is no litigation, conciliation, arbitration and other administrative proceeding pending which would have a material adverse effect on the financial and operational conditions of each of the Sellers or in connection with the execution of this Agreement and the performance of its obligations pursuant to the terms of the Agreement and the consummation of the transactions contemplated by this Agreement by each of the Sellers;

3.1.7	Neither of the Sellers is insolvent, and no petition for the commencement of the insolvency proceeding has been filed against each of the Sellers or no cause of the insolvency proceedings exists;

3.1.8	Neither of the Sellers is an anti-social force, nor does carry out any illegal or improper act using fraud, a violent act or a threatening remark, or causing damage to others’ fame or credit, or interrupting others’ business by itself or through a third-party.

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3.2	Getworks represents and warrants that the statements in each item below are true and correct as of the date of this Agreement and the Closing Date.

3.2.1	Getworks is a kabushiki kaisha duly organized and validly existing under the laws of Japan and have all requisite power and authority to own its assets, to carry out its business, to enter into this Agreement and to perform its obligations under this Agreement;

3.2.2	The execution of this Agreement and the performance of its obligations pursuant to the terms of this Agreement and the consummation of the transactions contemplated by this Agreement by Getworks are within its scope of business of Getworks, and Getworks has taken all necessary action required under the laws and by the articles of incorporation and other internal rules of Getworks, for the execution of this Agreement and the performance of its obligations pursuant to the terms of this Agreement and the consummation of the transactions contemplated by this Agreement;

3.2.3	This Agreement, upon the execution, constitutes a legal, valid and binding obligation of Getworks, enforceable against it in accordance with the terms of this Agreement, except to the extent enforcement thereof may be limited by applicable bankruptcy, insolvency or other laws affecting the enforcement of creditors’ rights or by the principles governing the availability of equitable remedies;

3.2.4	No authorization, approval, consent or certification by, or registration or filing with or notice to, any governmental authority or any third party is required in connection with the execution of this Agreement and the performance of its terms and the consummation of the transactions contemplated by this Agreement by Getworks;

3.2.5	Neither the execution of this Agreement, nor the performance of its obligations pursuant to the terms of this Agreement nor the consummation of the transactions contemplated by this Agreement by Getworks will conflict with or result in a breach of, any provisions of any law or the articles of incorporation or any other internal rules of Getworks, or any agreement to which Getworks is a party or by which Getworks or any of its assets is affected;

3.2.6	There is no litigation, conciliation, arbitration and other administrative proceeding pending which would have a material adverse effect on the financial and operational conditions of Getworks or in connection with the execution of this Agreement and the performance of its obligations pursuant to the terms of this Agreement and the consummation of the transactions contemplated by this Agreement by Getworks;

3.2.7	Getworks is not insolvent, and no petition for the commencement of the insolvency proceeding has been filed against Getworks or no cause of the insolvency proceedings exists;

3.2.8	Getworks is not an anti-social force, nor does carry out any illegal or improper act using fraud, a violent act or a threatening remark, or causing damage to others’ fame or credit, or interrupting others’ business by itself or through a third-party.

4.	Covenants

4.1	Getworks shall continue the Business with each of the customers until [2] years from the date when the mining machine of such customer was, or will be, installed in the relevant mining facilities, which is equivalent to the standard initial term of the maintenance and management agreement with such customer (if a different term was agreed, the time of expiration of such term).

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4.2	After the Closing Date, the Sellers shall not, and shall not permit any of the Other Holders to carry out any business which is similar to the Business.

4.3	After the Closing Date, Getworks shall not, directly or indirectly, carry out any business which Technologies or any of its Affiliates has already carried out as its business including real estate sales, apartment development, leasing, management and brokerage, real estate crowdfunding and solar power plant sales.

5.	Indemnity

5.1	Brain and Syla shall indemnify and defend Getworks against, and shall hold Getworks harmless from, any loss, liability, claim, penalty, damage, tax or expense (collectively, “Losses”) resulting from, arising out of, or incurred by Getworks in connection with, or otherwise with respect to the following matters:

5.1.1	Any misrepresentation or breach of warranties in Section 3.1; or

5.1.2	Any breach or failure by Brain or Syla to perform their obligations under this Agreement.

5.2	Getworks shall indemnify and defend Brain and Syla against, and shall hold Brain and Syla harmless from, any Loss resulting from, arising out of, or incurred by Brain and/or Syla in connection with, or otherwise with respect to the following matters:

5.1.1	Any misrepresentation or breach of warranties in Section 3.2; or

5.1.2	Any breach or failure by Getworks to perform its obligations under this Agreement.

6.	Miscellaneous

6.1	Confidentiality

6.1.1	The Confidential Information in this Section 6.1 means any information disclosed by Brain and Syla, on the one hand, to Getworks, or by Getworks on the other hand, to Brain and Syla(with the Party or Parties disclosing such information being the “Disclosing Party” and the Party or Parties receiving such information being the “Receiving Party”) in connection with this Agreement which is reasonably expected to be treated as confidential, including the information in 6.1.1.1.1 through 6.1.1.1.3 but excluding 6.1.1.2.1 through 6.1.1.2.3:

6.1.1.1.1	The existence and contents of this Agreement and the Letter of Intent between Technologies and Getworks as of January 11, 2023 (the “LoI”), and transfer of the Business;

6.1.1.1.2	Any and all details of any discussions between the Parties and Technologies with respect to any transaction contemplated in this Agreement and the status thereof; and

6.1.1.1.3	Any information or documents disclosed directly or indirectly by Disclosing Party (in the case of Brain and Syla as the Disclosing Party, including those disclosed to Technologies) in connection with this Agreement and the LoI.

6.1.1.2.1	Information which was known or available to the public at the time of disclosure, or has become known or available to the public by a cause other than a breach of this Agreement by the Receiving Party after the disclosure;

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6.1.1.2.2	Information which is received by the Receiving Party from a third party who, to the Receiving Party’s knowledge, owes no obligation of confidentiality to the Disclosing Party with respect to the information; and

6.1.1.2.3	Information which the Receiving Party already knows at the time of disclosure, or is acquired, created or developed independently by the Receiving Party without any reference of Confidential Information.

6.1.2	Except as otherwise provided in this Agreement, the Receiving Party may not disclose the Confidential Information of the Disclosing Party which the Receiving Party knows in connection with performance of this Agreement to any third parties or use for purposes other than the purpose of this Agreement; provided, however, that this Section 6.1.2 shall not apply to the following cases:

6.1.2.1	Where the Confidential Information is disclosed pursuant to the laws or regulations, including disclosure to the U.S. Securities and Exchange Commission and any of its staff members in relation to the upcoming public offering of Technologies (the “IPO”) (including attachment of this Agreement and the LoI to the registration statement to be filed via EDGAR), the Nasdaq Stock Markets, LLC, and the Financial Industry Regulatory Authority, Inc., and Boustead Securities LLC, the underwriter in the IPO (the Receiving Party, to the extent possible, shall notify and consult with, in advance of any such disclosure, the Disclosing Party on the proposed form and contents of such disclosure);

6.1.2.2	Where the Confidential Information is disclosed to each Receiving Party’s officers or employees, or lawyers, certified public accountants, tax accountants, real estate appraisers or other professional advisors who need to know such Confidential Information to the extent that such disclosure is necessary for performance of obligations under this Agreement, so long as such officers or employees are informed of its confidential nature and agree to comply with the confidentiality requirement provided in this Section 6.1.2;

6.1.2.3	Where the Confidential Information is disclosed to each Receiving Party’s Affiliates to the extent that such disclosure is necessary for performance of obligations under this Agreement; or

6.1.2.4	Where disclosure is required to exercise its own rights or to protect its own interest in litigations, adjudications, arbitrations, mediations or other similar proceedings.

6.2	Cost and expenses

6.2.1	Other than as specifically set forth herein, each Party shall bear its own costs and expenses in connection with this Agreement and the transactions contemplated hereby, including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties, whether or not transfer of the Business is consummated.

6.3	Governing law and jurisdiction

6.3.1	This Agreement is governed by and interpreted and enforced in accordance with the Laws of Japan, without giving effect to any choice of Law or conflict of laws rules or provisions that would cause the application of the Laws of any jurisdiction other than Japan.

6.3.2	Each Party irrevocably submits to the exclusive jurisdiction for the first instance of Tokyo District Court for the purposes of any dispute arising out of or in relation to or in connection with this Agreement or any transaction contemplated hereby.

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6.4	Successors and assigns

6.4.1	This Agreement may not be assigned by any Party hereto without the prior written consent of the other Parties. Subject to the foregoing, all of the terms and provisions of this Agreement inures to the benefit of and be binding upon the Parties hereto and their respective successors and assigns.

6.5	Amendment and waiver

6.5.1	Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party to this Agreement, or in the case of a waiver, by the Party against whom the waiver is to be effective.

6.5.2	No failure or delay by any Party in exercising any right or privilege hereunder operates as a waiver thereof, nor does any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

6.6	Severability

6.6.1	Any provision of this Agreement which is invalid or unenforceable in any jurisdiction is ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction does not invalidate or render unenforceable such provision in any other jurisdiction.

6.7	Language

6.7.1	This Agreement is prepared in English, and if there is any discrepancy between the official text in English and its translation into other language, English official text prevails.

6.8	Counterparts

6.8.1	This Agreement, if executed in the form of paper document, may be executed in one or more counterparts, each of which when executed is deemed to be an original but all of which taken together constitutes one and the same instrument.

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IN WITNESS WHEREOF, Brain, Syla and Getworks have this Agreement executed in duplicate, printing and affixing their names and seals, with Brain and Getworks retaining one (1) original in its possession / electromagnetically and the electromagnetically signed file is the original of this Agreement and a printed document of this letter is its mere copy.

January 20, 2023

Syla Technologies Co., Ltd.

/s/ Sugimoto Hiroyuki
Sugimoto Hiroyuki, Representative Director

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Brain Co., Ltd.

/s/ Lee Tenki
Lee Tenki, Representative Director

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Syla Co., Ltd.

/s/ Yuto Yoshiyuki
Yuto Yoshiyuki, Representative Director

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Getworks co., ltd.

/s/ Amano Jun
Amano Jun, Representative Director

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Appendix 1

1	Description of the Business to be transferred

Assets	Mining machines (1) Inventory (2) Products in progress (3) Parts

Agreements

(1) Master sale and purchase agreements with parts dealers (including warranties)

(2) License agreements with mining software licensors

(3) Electricity supply agreements

(4) Telecommunication service agreements

(5) Facilities lease agreement

(6) Maintenance and management agreement with customers

(6) Maintenance and management outsourcing agreement with Getworks (to be commingled and disappear upon transfer)

(7) Customer referral agreement (reference provider, if any, or GMO Coin, Inc. as wallet provider)

Information	Customers (including prospective customers) list

2 Transfer Proceeds

JPY 550,000